Exhibit 16.1




Securities  and  Exchange  Commission
Mail  Stop  11-3
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Dear  Sirs/Madams:

We have read Item 4 of the CBR Brewing Company, Inc. Form 8-K dated July 10, 2003, and we agree with the statements made therein insofar as they relate to Deloitte Touche Tohmatsu.



/s/ Deloitte Touche Tohmatsu


Hong Kong
July 10, 2003


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